  Exhibit 99.1

Issuer Direct Reports First Quarter Financial Results

Year over Year Platform and Technology Revenue Increases 50%, Despite a Decrease in Overall Revenue

MORRISVILLE, NC / ACCESSWIRE / May 4, 2017 / Issuer Direct Corporation (NYSE MKT: ISDR) (the "Company"), an industry-leading communications and compliance company, today reported its operating results for the three months ended March 31, 2017. The Company will host an investor conference call today at 4:30 PM Eastern Time to discuss its operating results.

First Quarter 2017 Financial Highlights:

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Revenue was $2,856,000, up from $2,775,000 in Q4 2016, but down compared to $3,277,000 in Q1 2016. Absent a one-time benefit of $316,000, discussed below, revenue in Q1 2016 would have been $2,961,000.

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Platform and Technology revenue increased 19% from Q4 2016 and 50% from Q1 2016.

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Gross margin was 74%, compared to 75% in Q4 2016 and 77% in Q1 2016. Absent a one-time benefit of $316,000, Q1 2016 gross margin would have been 74%.

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GAAP earnings per diluted share was $0.11 compared to $0.17 in Q4 2016 and Q1 2016.

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The Company generated cash flows from operations of $647,000 compared to $741,000 in Q4 2016 and $501,000 in Q1 2016.

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On April 5, 2017, the Company’s Board of Directors declared a quarterly cash dividend of $0.05 per share, marking the seventh straight quarter of paying dividends.

Client Count Metrics:

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The Company had 1,761 Platform and Technology customers during the first quarter of 2017 compared to 1,817 during Q4 2016 and 1,405 during Q1 2016.

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The Company had 517 Services customers during the first quarter of 2017 compared to 546 during Q4 2016 and 630 during Q1 2016.

Brian Balbirnie, CEO of Issuer Direct, commented, "Overall, we are pleased with the continued strong performance of our high margin, recurring, Platform and Technology revenue, up 50% year over year and 19% sequentially. Our Platform and Technology products now account for 49% of our overall revenue, an increase compared to 43% of total revenue in Q4 2016 and just 29% of total revenue in Q1 2016. Our near-term target is to reach or exceed 50% revenue contribution from Platform and Technology for 2017, and for that percentage to be significantly greater in 2018.”

Mr. Balbirnie continued, “We expect the increasing percentage of Platform and Technology revenue will allow us to increase profit margin, earnings and EBITDA, due to the leverage in that revenue stream. Our service revenue decreased 38%, which is a trend we expect to continue as customers move from traditional print and delivery of hardcopy company materials and regulatory disclosure services. Looking ahead to the second quarter and the balance of the year, we are highly focused on our sales and marketing, partnership, and product development efforts, in support of the continued growth of our Platform and Technology solutions.”

Financial Results for the First Quarter Ended March 31, 2017:

Total revenue for the first quarter of 2017 was $2,856,000, compared to $3,277,000 for the same period of 2016. It is important to note that revenue and gross profit for the three months ended March 31, 2016, included a one-time benefit of $316,000 due to the reversal of an accrual related to unused postage credits for annual report service (“ARS”) customers acquired as part of the acquisition of PrecisionIR. Excluding the benefit of the unused postage credit reversal, total revenue would have been $2,961,000 for the first quarter of 2016.

Platform and Technology revenue increased $468,000, or 50%, during the first quarter of 2017 as compared to the first quarter of 2016. The increase is primarily due to an increase in revenue from our ACCESSWIRE platform, as we continue to penetrate the newswire market. We also achieved increases in revenue from increased licensing of most of our other platform idTM. cloud-based products.

Services revenue decreased $890,000, or 38%, during the first quarter of 2017, as compared to the same period of 2016. A majority of the decrease is related to the one-time benefit of $316,000 noted above as well as the continued decline in our ARS business, as issuers shift from hardcopy fulfillment to digital fulfillment or elect not to continue with the service. Additionally, we saw decreases in proxy and transfer agent services which are less predictable as they typically occur on a project-by-project basis, as well as in our Edgar and XBRL services, as the market continues to become commoditized.

Gross margin for the first quarter of 2017 was $2,110,000, or 74% of total revenue, compared to $2,507,000, or 77% gross margin in the first quarter of 2016. Absent the benefit of the aforementioned reversal of the accrual for unused postage credits, gross profit margins for the first quarter of 2016 would have been 74%. It is anticipated that we will be able to maintain gross margin percentages above the historical 70%, as we continue our transition to a platform first engagement.

Operating income was $375,000 for the three months ended March 31, 2017, as compared to operating income of $690,000 during the same period of the prior year. Again, the decrease is primarily related to the one-time benefit of $316,000 recorded in the first quarter of 2016 as lower gross margin was offset by lower operating expenses due to a decrease in amortization expense of intangible assets.

On a GAAP basis, we generated net income of $325,000, or $0.11 per diluted share during the three months ended March 31, 2017, compared to $493,000, or $0.17 per diluted share during the three months ended March 31, 2016. The income tax provisions for the quarters ended March 31, 2017 and 2016, included the benefit of $77,000 and $41,000, respectively, for discrete period items that lowered the effective tax rate.

First quarter EBITDA was $529,000 or 19% of revenue, compared to $997,000, or 30%, during the first quarter of 2016. EBITDA for the first quarter of 2016 includes the non-recurring benefit of the postage accrual noted above. Non-GAAP net income was $406,000, or $0.14 per diluted share, compared to $525,000, or $0.18 per diluted share during the first quarter of 2016. The Non-GAAP results exclude amortization of intangible assets, stock-based compensation, unusual, non-recurring gains, impact of discrete items impacting income tax expense and tax impact of adjustments. Please refer to the tables below for the calculation of EBITDA and the reconciliation of GAAP income and earnings per share to Non-GAAP income and earnings per share.

Non-GAAP Information

Certain Non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company generally excludes certain items, such as amortization and impairment of acquired intangibles, non-cash stock-based compensation charges and unusual, non-recurring gains and charges. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such Non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the Non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The Non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These Non-GAAP financial measures may differ materially from the Non-GAAP financial measures used by other companies.

CALCULATION OF EBITDA

	Three Months ended March 31,
	2017	2016
	Amount	Amount

Net income:	$324,942	$493,288
Adjustments:
Depreciation and amortization	164,920	306,928
Interest income	(1,087)	(992)
Income tax expense	40,579	197,922
EBITDA:	$529,354	$997,146

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

	Three Months ended March 31,
	2017		2016
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$324,942	$0.11	$493,288	$0.17
Adjustments:
Amortization of intangible assets (1)	83,408	0.03	258,926	0.09
Stock-based compensation (2)	146,248	0.05	167,078	0.05
Unusual, non-recurring gains (3)	10,385	0.00	(316,040)	(0.11)
Tax impact of adjustments (4)	(81,614)	(0.03)	(37,387)	(0.01)
Impact of discrete items impacting income tax expense (5)	(77,272)	(0.02)	(40,875)	(0.01)
Non-GAAP net income:	$406,097	$0.14	$524,990	$0.18

(1)
The adjustments represent the amortization of intangible assets related to acquired assets and companies.

(2)
The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or common stock in exchange for services. Although the Company expects to continue to award stock to employees or in exchange for services, the amount of stock-based compensation is excluded, as it is subject to change as a result of one-time or non-recurring projects.

(3)
The adjustment removes gains or losses during the period that are unusual, non-recurring, or infrequent in nature and don't relate to the core business of the Company. For the three months ended March 31, 2017, the loss includes the change in value of stock received, in lieu of cash, related to the settlement of a receivable. For the three months ended March 31, 2016, the gain includes the reversal of an accrual related to unused postage credits related to ARS clients acquired during the acquisition of PrecisionIR.

(4)
This adjustment gives effect to the tax impact of all non-GAAP adjustments at the Federal rate of 34%

(5)
The adjustment eliminates the income tax benefit of discrete items impacting income tax expense. During the first quarter of 2017, this related to the excess stock-based compensation tax benefit recognized in income tax expense during the period, in connection with the Company’s adoption of ASU 2016-09. During the first quarter of 2016, this related to the reversal of a valuation allowance established for net operating losses for PrecisionIR Group, Inc. at the date of acquisition.

Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

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Date, Time: May 4, 2017, 4:30PM ET
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Toll free: 866.682.6100
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International: 862.255.5401
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Live Webcast: https://www.investornetwork.com/company/816

Conference Call Replay Information

The replay will be available beginning approximately 1 hour after the completion of the live event, ending at midnight eastern on May 18, 2017.

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Toll free: 877.481.4010
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International: 919.882.2331
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Reference ID: 15157
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Web replay: http://www.issuerdirect.com/earnings-calls-and-scripts/

About Issuer Direct Corporation

Issuer Direct® is an industry-leading communications and compliance company focusing on the needs of corporate issuers. Issuer Direct's principal platform, Platform id., empowers users by thoughtfully integrating the most relevant tools, technologies, and services, thus eliminating the complexity associated with producing and distributing financial and business communications. Headquartered in RTP, NC, Issuer Direct serves more than 2,000 public and private companies in more than 18 countries. For more information, please visit www.issuerdirect.com.

Learn more about Issuer Direct today: Investor Tear Sheet.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs, such as "will," "should," "would," "may," and "could," are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2016 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, including but not limited to the discussion under "Risk Factors" therein, which the Company has filed with the SEC and which may be viewed at http://www.sec.gov/.

ISSUER DIRECT CORPORATION
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2017	2016
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$5,589,295	$5,338,978
Accounts receivable (net of allowance for doubtful accounts of $451,625 and $429,192, respectively)	1,315,499	1,299,698
Other current assets	259,083	188,584
Total current assets	7,163,877	6,827,260
Capitalized software (net of accumulated amortization of $268,901 and $207,438, respectively)	2,352,783	2,048,273
Fixed assets (net of accumulated amortization of $338,126 and $318,077, respectively)	186,734	204,316
Deferred income tax asset - noncurrent	137,235	140,974
Other long-term assets	19,215	17,891
Goodwill	2,241,872	2,241,872
Intangible assets (net of accumulated amortization of $3,407,190 and $3,323,782, respectively)	1,296,810	1,380,218
Total assets	$13,398,526	$12,860,804

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$311,881	$343,418
Accrued expenses	932,304	806,399
Income taxes payable	117,520	111,961
Deferred revenue	859,337	842,642
Total current liabilities	2,221,042	2,104,420
Deferred income tax liability	61,148	66,332
Other long-term liabilities	103,491	112,154
Total liabilities	2,385,681	2,282,906
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 1,000,000 and 30,000,000 shares authorized, no shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively.	-	-
Common stock $0.001 par value, 20,000,000 and 100,000,000 shares authorized, 2,912,114 and 2,860,944 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively.	2,912	2,861
Additional paid-in capital	9,368,433	9,119,610
Other accumulated comprehensive loss	(29,461)	(35,798)
Retained earnings	1,670,961	1,491,225
Total stockholders' equity	11,012,845	10,577,898
Total liabilities and stockholders’ equity	$13,398,526	$12,860,804

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended
	March 31,	March 31,
	2017	2016

Revenues	$2,856,131	$3,277,339
Cost of revenues	746,097	770,082
Gross profit	2,110,034	2,507,257
Operating costs and expenses:
General and administrative	911,018	842,161
Sales and marketing expenses	593,668	623,960
Product development	124,853	69,160
Depreciation and amortization	105,675	281,758
Total operating costs and expenses	1,735,214	1,817,039
Operating income	374,820	690,218
Other income (expense)	(9,299)	992
Net income before income taxes	365,521	691,210
Income tax expense	40,579	197,922
Net income	$324,942	$493,288
Income per share – basic	$0.11	$0.18
Income per share – fully diluted	$0.11	$0.17
Weighted average number of common shares outstanding – basic	2,898,418	2,788,308
Weighted average number of common shares outstanding – fully diluted	2,980,480	2,887,753

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	For the Three Months Ended
	March 31,	March 31,
	2017	2016
Net income	$324,942	$493,288
Foreign currency translation adjustment	6,337	10,015
Comprehensive income	$331,279	$503,303

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Three Months Ended
	March 31,	March 31,
	2017	2016
Cash flows from operating activities:
Net income	$324,942	$493,288
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	164,920	306,928
Bad debt expense	32,015	35,228
Deferred income taxes	(656)	56,015
Stock-based compensation expense	146,248	167,078
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(47,159)	(257,614)
Decrease (increase) in deposits and prepaid assets	(71,734)	(32,324)
Increase (decrease) in accounts payable	(31,737)	167,617
Increase (decrease) in accrued expenses	114,242	(484,962)
Increase (decrease) in deferred revenue	15,691	50,063
Net cash provided by operating activities	646,772	501,317

Cash flows from investing activities:
Capitalized software	(290,037)	(347,364)
Purchase of fixed assets	(2,467)	(30,628)
Net cash used in investing activities	(292,504)	(377,992)

Cash flows from financing activities:
Proceeds from exercise of stock options, net of income taxes	26,690	7,094
Payment of dividend	(145,206)	(83,551)
Net cash used in financing activities	(118,516)	(76,457)

Net change in cash	235,752	46,868
Cash – beginning	5,338,978	4,215,145
Currency translation adjustment	14,565	14,713
Cash – ending	$5,589,295	$4,276,726

Supplemental disclosures:
Cash paid for income taxes	$37,325	$120,250
Non-cash activities:
Stock-based compensation - capitalized software	$75,936	$179,200

For Further Information:

Issuer Direct Corporation
Brian R. Balbirnie
(919)-481-4000
brian.balbirnie@issuerdirect.com

Hayden IR
Brett Maas
(646)-536-7331
brett@haydenir.com

Hayden IR
James Carbonara
(646)-755-7412
james@haydenir.com